Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(10,615,145)
Unrealized Gain (Loss) on Market Value of Futures	44,559,734
Dividend Income	15,455
Interest Income	355,672
ETF Transaction Fees	22,000
Total Income (Loss)	$34,337,716

Expenses
General Partner Management Fees	$233,681
Professional Fees	18,764
Brokerage Commissions	144,722
Non-interested Directors' Fees and Expenses	3,330
Prepaid Insurance Expense	2,110
NYMEX License Fee	5,842
SEC & FINRA Registration Expense	14,030
Total Expenses	$422,479
Net Income (Loss)	$33,915,237

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$423,603,963
Additions (22,200,000 Shares)	141,847,431
Withdrawals (18,200,000 Shares)	(117,040,359)
Net Income (Loss)	33,915,237

Net Asset Value End of Month	$482,326,272
Net Asset Value Per Share (71,566,476 Shares)	$6.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612